EXHIBIT 10.1

KADANT INC. RESTORATION PLAN

Amendments Regarding Plan Benefit Formula

Kadant Inc. DBA Kadant Solutions Division, the Sponsoring Employer of the Kadant Inc. Restoration Plan (the "Plan"), hereby amends the above-titled Plan as follows:
1.	The first sentence of Article 1 is amended to reflect the name change of the Qualified Plan to the Kadant Inc. Retirement Plan, so that as amended the first sentence shall read as follows:
Kadant Inc. (the "Company") maintains this Restoration Plan (the "Plan") to provide supplemental retirement benefits which cannot be provided under the Kadant Inc. Retirement Plan (the "Qualified Plan") and to thereby retain and motivate the Company's eligible senior executives.
2.	The following Section 5.1 is amended in its entirety, effective January 1, 2014, to read as follows:
Amount of Plan Benefit.  A Participant who becomes vested pursuant to Article 6 shall be entitled to a lump sum benefit that is the Actuarial Equivalent lump sum, calculated as of the payment date provided in Section 5.3, of the difference between (a) and (b), where:
a.
single life annuity payable at the Participant's Normal Retirement Date or, if later, at the Participant's Separation from Service, determined under the provisions of Section 3.1 of the Qualified Plan, but (i) substituting the Participant's Total Compensation determined under this Plan for the Participant's "Compensation" determined under the Qualified Plan, (ii) ignoring any limitations under Code section 415 or 401(a)(17), (iii) taking into account only Total Compensation and service through the date the Participant's participation in the Plan is terminated, and (iv) ignoring any maximum Years of Benefit Service or limitations of Years of Benefit Service in excess of 25 as applied in Section 3.1(c) of the Qualified Plan until the later of the Participant's Normal Retirement Date and the Participant's attainment of 30 Years of Benefit Service.  Upon the later of Normal Retirement Date and 30 Years of Benefit Service, the Participant shall cease to accrue future Years of Benefit Service; and

b.	the Participant's Qualified Plan Benefit.

In WITNESS WHEREOF, the undersigned adopts this Amendment as the Sponsoring Employer this 20th day of May, 2014.

KADANT INC.

By:            /s/ Eric T. Langevin
Eric T. Langevin
Executive Vice President & Chief Operating Officer